SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 13, 2011

SIGA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23047	13-3864870
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

35 East 62nd Street New York, New York (Address of principal executive offices)	10065 (Zip code)

Registrant’s telephone number, including area code:  (212) 672-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On May 13, 2011, SIGA Technologies, Inc., a Delaware corporation (“SIGA”), issued a press release announcing that it has signed a contract (the “Smallpox Bioshield Contract”) with the Biomedical Advanced Research and Development Authority (“BARDA”) of the United States Department of Health and Human Services (“HHS”) to deliver two million courses of its smallpox antiviral, ST-246®, to the Strategic National Stockpile. The 5-year base contract award is worth $433 million and includes options that would raise the Smallpox Bioshield Contract’s total value to approximately $2.8 billion, if these options are fully exercised. Contract options include the delivery of up to 12 million additional courses of ST-246. Under the Smallpox Bioshield Contract, SIGA will deliver 1.7 million courses of ST-246. Additionally, SIGA will contribute 300,000 courses manufactured using federal funds provided by HHS under prior development contracts. In addition to the option to purchase up to an additional 12 million courses, the Smallpox Bioshield Contract will also permit SIGA to continue its work on pediatric and geriatric versions of the drug as well as use of ST-246 for smallpox prophylaxis.

     The $433 million base contract includes the following sub-payment tranches:
  $41.0 million of advance payments due when SIGA completes certain initial planning and preparatory activities;
  $20.5 million milestone payment for the successful submission to the U.S. Food and Drug Administration (“FDA”) of a complete application for ST-246 regulatory approval;
  $8.2 million milestone payment for completion of the current commercial validation program for ST-246;
  $12.3 million milestone payment for completion of a product labeling strategy for ST-246;
  $102.5 million due in respect of FDA approval of ST-246 for sale in the United States; and
  $225.4 million due in stages as ST-246 is delivered to the Strategic National Stockpile.
Item 8.01. Other Events.

     On May 15, 2011, SIGA issued a press release announcing that BARDA has informed SIGA that Chimerix, Inc. has filed a post-award protest against HHS with respect to the Smallpox Bioshield Contract. Work under the Smallpox Bioshield Contract is suspended until further notice pursuant to the applicable protest rules.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Contract dated as of May 13, 2011, between SIGA and the Biomedical Advanced Research and Development Authority of the United States Department of Health and Human Services (portions of this exhibit have been omitted and separately filed with the Securities and Exchange Commission with a request for confidential treatment).

99.1	Press Release, dated May 13, 2011

99.2	Press Release, dated May 15, 2011

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGA TECHNOLOGIES, INC.

By:	/s/ Daniel J. Luckshire
Name:	Daniel J. Luckshire
Title:	Chief Financial Officer

Date: May 16, 2011